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                                  EXHIBIT 16.1
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                        [Grant Thornton LLP Letterhead]


July 19, 2007


U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

RE:  FFD Financial
     File No. 0-27916

Dear Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of FFD Financial Corporation to be filed on or about July 19, 2007, and agree with the statements contained therein with respect to our Firm.

Very truly yours,


/s/  Grant Thornton LLP

     GRANT THORNTON LLP